UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 17, 2006

Date of Report (Date of

earliest event reported)

Shurgard Storage Centers, Inc.

(Exact name of registrant as specified in charter)

Washington	001-11455	91-1603837
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1155 Valley Street, Suite 400

Seattle, Washington 98109-4426

(Address of principal executive offices) (Zip Code)

(206) 624-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into Material Agreements.

On January 17, 2006, the board of directors of Shurgard Storage Centers, Inc. (the “Company”) approved amendments to its Senior Management Employment (upon Business Combination) Agreement (the “Agreements”) with each of Charles K. Barbo, Harrell L. Beck, Devasis Ghose and David K. Grant, each executive officers of the Company, and certain other of the Company’s senior management in order to implement technical changes to these Agreements. Mr. Barbo is the Chairman of the board of directors of the Company, and Mr. Grant is also a member of the board of directors. Also on January 17, 2006, the Company’s board of directors approved amendments to the Company’s 2004 Long-Term Incentive Plan and its 2000 Long-Term Incentive Plan (collectively, the “Plans”) to generally conform the definition of “corporate transaction” in the Plans to the definition of “business combination” in the Agreements.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.72	Amendment dated January 17, 2006 to Form of Senior Management (upon Business Combination) Agreements and schedule of actual agreements*

10.73	First Amendment to Senior Management Employment Agreement with David K. Grant*

10.74	Amendment dated January 17, 2006 to the Company’s 2000 Long-Term Incentive Plan*

10.75	Amendment dated January 17, 2006 to the Company’s 2004 Long-Term Incentive Plan*

*	Compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shurgard Storage Centers, Inc.

Dated: January 23, 2006	By:	/s/ Jane A. Orenstein
		Name:	Jane A. Orenstein
		Title:	Vice President